Exhibit 21.1

General Cable Corporation and Subsidiaries
Company	Jurisdiction of Incorporation
Alambres y Cables de Panama, S.A.	Panama
Alcap Comercial, S.A.	Panama
Andromar Holding S. de R.L.	Panama
Cables Electricos Ecuatorianos C.A.	Ecuador
Cahosa, S.A.	Panama
Cobre Cerrillos S.A.	Chile
Colada Continua Chilena S.A.	Chile
Conducen Nicaragua y Compania de Responsabilidad Limitada	Nicaragua
Conducen Phelps Dodge Centroamerica-El Salvador, S.A. de C.V.	El Salvador
Conducen, SRL	Costa Rica
Diversified Contractors, Inc.	USA (Delaware)
Electroconductores de Honduras, S.A. de C.V.	Honduras
Entreprise des Industries du Cable de Biskra SPA	Algeria
EPA Holdings Limited	Hong Kong
Floronse Ventures S. de R.L.	Panama
GC Global Holdings, Inc.	USA (Delaware)
GC Latin America Holdings, S.L.	Spain
GC Specialty & Automotive	Mauritius
GCNZ India Cable 1 Limited	New Zealand
GCNZ India Cable 2 Limited	New Zealand
General Cable Asia Pacific & Middle East Company Limited	Thailand
General Cable Australia Pty. Ltd.	Australia
General Cable Automotive Europe, SAS	France
General Cable Botswana (Pty) Ltd.	Botswana
General Cable Brasil Industria e Comercio de Condutores Eletricos Ltda.	Brazil
General Cable Canada Holdings LLC	USA (Delaware)
General Cable Caribbean	Dominican Republic
General Cable Celcat, Energia e Telecomunicacoes SA	Portugal
General Cable Company Ltd.	Canada (Nova Scotia)
General Cable Condel, Cabos de Energia e Telecomunicacoes SA	Angola
General Cable Corporation	USA (Delaware)
General de Cable de Mexico del Norte, S.A. de C.V.	Mexico
General Cable de Mexico, S.A de C.V.	Mexico
General Cable Finance Co. Limited	England
General Cable Holdings (Spain), S.L.	Spain
General Cable Holdings (UK) Limited	England
General Cable Holdings Netherlands C.V.	Netherlands
General Cable Holdings New Zealand	New Zealand
General Cable Industries, Inc.	USA (Delaware)
General Cable Industries, LLC	USA (Delaware)
General Cable Investments, SGPS, Sociedade Unipessoal, SA	Madeira
General Cable Italia, Sarl	Italy
General Cable Maroc Sarl	Morocco
General Cable Middle East	Mauritius
General Cable New Zealand Limited	New Zealand
General Cable Nordic A/S	Norway
General Cable Overseas Holdings, LLC	USA (Delaware)

General Cable Corporation and Subsidiaries
Company	Jurisdiction of Incorporation
General Cable Peru S.A.C.	Peru
General Cable Phoenix South Africa Pty. Ltd.	South Africa
General Cable Prescot Property Limited	England
General Cable Projects Limited	England
General Cable Services Europe Limited	England
General Cable Services Limited	England
General Cable Sub-Saharan Africa (Pty.) Ltd.	South Africa
General Cable Superconductors Investments Limited	New Zealand
General Cable Technologies Corporation	USA (Delaware)
General Cable (Tianjin) Alloy Products Company Limited	China
General Cable Trading	Mauritius
General Cable Trinidad Limited	Trinidad & Tobago
General Cables (Pty.) Ltd.	South Africa
GK Technologies, Inc.	USA (New Jersey)
Grupo General Cable Sistemas, S.L.	Spain
KEC International Limited	India
KTG Kabeltrommel GmbH & Co. KG	Germany
National Cables (Pty) Ltd.	South Africa
Norddeutsche Seekabelwerke (Kenya) Limited	Kenya
Norddeutsche Seekabelwerke GmbH	Germany
Nostag GmbH & Co. KG	Germany
NSW Technology Limited	Scotland
Pakistan Cables Limited	Pakistan
PD Wire & Cable Sales Corporation	USA (Delaware)
PDIC Colombia S.A.	Colombia
PDIC Mexico, S.A. de C.V.	Mexico
PDIC Thailand Holdings, LLC	USA (Delaware)
Phelps Dodge Africa Cable Corporation	USA (Delaware)
Phelps Dodge Centro America Honduras, S.A. de C.V.	Honduras
Phelps Dodge Enfield Corporation	USA (Delaware)
Phelps Dodge International Corporation	USA (Delaware)
Phelps Dodge National Cables Corporation	USA (Delaware)
Phelps Dodge Yantai Cable Company, Ltd.	China
Phelps Dodge Yantai China Holdings, Inc.	Cayman Islands
Prestolite de Mexico, S.A. de C.V.	Mexico
Prestolite Wire (Shanghai) Co. Ltd.	China
Productora de Cables Procables S.A.S. C.I.	Colombia
Proveedora de Cables y Alambres PDCA Guatemala, S.A.	Guatemala
Servicios Latinoamericanos GC, S.A. de C.V.	Mexico
SILEC Cable, S.A.S.	France
Suazo Participacoes Ltda.	Brazil
YA Holdings, Ltd.	Cayman Islands
Yantai Dongyuan Cable Company, Ltd.	China